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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)        July 21, 2000

                                 MARIMBA, INC.
               (Exact Name of Registrant as Specified in Charter)

    Delaware             000-25683                   77-0422318
(State or Other         (Commission             (IRS Employer
Jurisdiction of         File Number)            Identification No.)
Incorporation)

440 Clyde Avenue, Mountain View, California                 94043
(Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code      (650) 930-5282


                                     None.
         (Former Name or Former Address, If Changed Since Last Report)

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ITEM 5. OTHER EVENTS

     In a press release dated July 25, 2000, Marimba, Inc. ("Marimba") announced that John Olsen had been named as president and chief executive officer and that the current president and chief executive officer, Kim Polese, would continue to serve Marimba as chairman and chief strategy officer. In addition to his position as president and chief executive officer, Mr. Olsen has also been appointed to Marimba's Board of Directors. Pursuant to the terms of an offer letter dated July 18, 2000 (the "Offer Letter"), Mr. Olsen will receive a base annual salary of $300,000, which salary cannot be reduced without Mr. Olsen's consent. Mr. Olsen will also participate in an annual incentive bonus program under which he may receive up to 100% of his base annual salary based upon the satisfaction of certain performance goals to be determined by Marimba's Board of Directors.

     Mr. Olsen was granted on July 21, 2000 a stock option to purchase up to 1,000,000 shares of Marimba's common stock. This option will vest over a four-year period, with 25% of the total option shares vesting after completion of 12 months of continuous service, and the remaining 75% becoming vested monthly over the next 36 months of continuous service.

     Pursuant to the terms of a restricted stock purchase agreement, Mr. Olsen was also awarded on July 21, 2000 a restricted stock bonus of 100,000 shares of Marimba's common stock. These shares will vest over a two-year period, with 50% of the restricted shares becoming vested upon completion of 12 months of continuous service and the remaining 50% becoming vested upon the next period of 12 months of continuous service. In addition, should Mr. Olsen be involuntarily discharged without cause or constructively terminated within 12 months of a change in control of Marimba, 50% of the then unvested option shares and 50% of the then unvested restricted stock grant will become vested. In connection with this restricted stock bonus, Mr. Olsen also received a full-recourse, non-forgivable loan in the principal amount of up to $1,000,000, with an interest rate of 6.6% per annum, from Marimba to assist in his payment of any taxes associated with receipt of the restricted stock bonus. 50% of the principal amount and accrued interest under the loan is due and payable on the date that is 60 days following the date on which Mr. Olsen becomes vested in 50% of the restricted stock grant, and the remaining 50% of the principal amount and accrued interest under the loan is due and payable on the date that is 60 days following the date on which Mr. Olsen becomes vested in the remaining 50% of the restricted stock grant. However, repayment of all of the principal amount and accrued interest under the loan is due upon the earlier of the date that is three months from the date Mr. Olsen's employment with Marimba ceases for any reason or the closing date of a change in control of Marimba. The loan is secured by the shares of Marimba's common stock under the restricted stock grant. In addition, Marimba will record deferred compensation of approximately $2.1 million in connection with this restricted stock bonus, representing the aggregate fair market value of the 100,000 shares of Marimba common stock on the date of grant. Marimba plans to amortize the total deferred compensation amount over the 24-month vesting period of the restricted stock bonus grant using a graded vesting method.

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     The Offer Letter  provides that Mr. Olsen's  employment  with Marimba is at will. Should Mr. Olsen's employment with Marimba terminate other than for cause or due to death or disability, Mr. Olsen is entitled to receive monthly severance payments equal to his then currently monthly base salary and payment of his and his dependents' COBRA premiums for a period of 12 months following such termination.

ITEM 7. EXHIBITS

(c)     EXHIBITS:

        Exhibit
        Number
        --------

        99.1    Text of Press Release dated July 25, 2000.

                                       3

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Marimba, Inc.
                                                -------------------
                                                (Registrant)



Date:  July 25, 2000                        By: \s\ Fred Gerson
                                                --------------------------
                                                Fred Gerson, Vice President and
                                                Chief Financial Officer

                                       4

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                                 MARIMBA, INC.
                                 EXHIBIT INDEX

Exhibit
Number
-------

99.1    Text of Press Release dated July 25, 2000.

                                      E-1

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                                                             EXHIBIT NUMBER 99.1
                                                             -------------------

FOR IMMEDIATE RELEASE                                         EDITORIAL CONTACT:
Press Release 2 of 2                                                 Suzan Woods
                                                                  (650) 930-5366
                                                              swoods@marimba.com


          MARIMBA NAMES FORMER CADENCE EXECUTIVE AS PRESIDENT AND CEO;
               POLESE BECOMES CHAIRMAN AND CHIEF STRATEGY OFFICER

                    John Olsen Brings Proven Track Record in
                   Managing and Growing Technology Businesses

     MOUNTAIN VIEW, Calif., - July 25, 2000 -Marimba, Inc. (Nasdaq: MRBA), a leading provider of Internet infrastructure management solutions, today announced that John Olsen has been named president and chief executive officer, succeeding the company's co-founder Kim Polese, who becomes chairman and chief strategy officer of the company.

     Mr. Olsen, 49, is a veteran software and services executive with experience in the technology arena, most recently as president of the Design Realization Group of Cadence Design Systems, Inc. During his tenure at the company, Cadence Design Systems grew from $429 million to $1.2 billion in annual revenue. Mr. Olsen also spearheaded new business initiatives for Cadence, such as electronic commerce, which targeted the distribution of design productivity software over the Internet.

     In his previous position at Cadence, Mr. Olsen had served as executive vice president of Cadence's Worldwide Field Operations, overseeing the sales, marketing and services functions and a staff of 2,400. Before joining Cadence in 1993, Mr. Olsen had held the position of partner, Strategic Services, at KPMG Peat Marwick. Mr. Olsen had previously served as regional director of sales and marketing for Electronic Data Systems (EDS).

     Mr. Olsen holds a Masters in Management Science from University of South Florida, and a B.S. in Industrial Engineering from Iowa State University.

     Ms. Polese, 38, co-founded Marimba in 1996. "Achieving profitability in second-quarter 2000 was an important milestone for us," she said. "Now is the right time to bring in the operational strength to capitalize on the opportunities ahead. I'm confident that John's operational depth, experience and proven leadership will enable the company to realize its long-term potential."

     "I look forward to concentrating on critical activities that will continue to advance Marimba's leadership position in managing the infrastructure that powers Internet services for the world's leading enterprises," she added. As chairman and chief strategy officer, Ms. Polese will focus on new business initiatives and the long-term strategic direction of the company, mergers and acquisitions, and critical industry partnerships.

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     Ms.  Polese  presided  over a period of rapid  growth  for  Marimba,  which
included  a   successful   public   offering  in  April  1999,   an  84  percent
year-over-year increase in annual revenue for the most recently reported fiscal year, and achievement of initial profitability for second-quarter 2000, as announced today. Ray Lane, former president of Oracle Corporation and a Marimba board member, commented, "Kim has done a terrific job of building a world-class company and establishing a solid foundation for Marimba's long-term growth. Under her leadership, the company has entered important new markets, such as server content management and the remote management of devices and appliances. The market opportunity for Marimba has never been greater, and Kim's strategic vision will continue to be a force in shaping the company's future."

     Mr. Olsen said, "What attracted me to Marimba was its track record, as I believe that it is one of the few Internet companies that has the ability to be a long-term winner. In just three years of selling products, Marimba has established a substantial revenue stream and built a customer base of more than 300 companies that are delivering their business-critical Internet services to more than 10 million end-users. I believe the opportunities ahead are exciting, as the Internet infrastructure management market is poised for growth. I look forward to working with Kim and the entire Marimba team to help the company achieve its potential in the years ahead."

     Mr. Olsen will also serve as a member of Marimba's board of directors. Concurrent with this addition to the board, Arthur van Hoff, co-founder of Marimba, resigned his seat on the board. Mr. Van Hoff will continue in his current role as chief technology officer.

     In a separate release issued today, Marimba announced its second-quarter results. See news release dated July 25, 2000, "Marimba Announces Second-Quarter Results; Company Achieves Profitability; Total Revenues Increase 76% to $12.1 Million Year over Year."

About Marimba

     Marimba is a leading provider of Internet infrastructure management solutions, enabling companies to leverage the Internet to deliver more powerful and cost-effective applications and services to their customers, employees and business partners. Marimba's Castanet(r) product family provides an efficient and reliable infrastructure by which enterprises can distribute, update and manage applications and content over corporate intranets, extranets and the Internet. Marimba's TimbaleTM product family addresses the unique management challenges inherent in server-based computing, including content replication and precise deployment control across heterogeneous server platforms. Marimba is headquartered in Mountain View, California, and can be reached at 650-930-5282, via email at orders@marimba.com, or at its Web site at http://www.marimba.com.

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

     This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by this section. These forward-looking statements concern, among other things, the growth of Marimba's existing and potential markets, the ability of Marimba to achieve its long-term potential, and Marimba's focus on new business initiatives, long-term strategic planning, mergers and acquisitions strategy and establishing industry partnerships. Those results are subject to a number of risks and uncertainties, including without limitation, the slowing of the growth of the Internet infrastructure management market and the Internet as a whole, as well as other factors which could impact the rate of growth of Marimba's potential market; and the possible changes in the roles and focus of members of Marimba's management. Actual results may differ materially due to these and other factors. The matters discussed in this press release also involve risks and uncertainties described from time to time in Marimba's filings with the Securities and Exchange Commission (SEC). In particular, see the Risk Factors described in Marimba's most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, each as submitted to the SEC and as may be updated and amended with future filings or submissions. Marimba undertakes no obligation to release publicly any updates or revisions to any forward-looking statements contained in this press release that may reflect events or circumstances occurring after the date of this announcement.

                                      ###

Marimba and Castanet are registered trademarks, and Timbale is a trademark, of Marimba, Inc. in the U.S. and/or certain other countries. All other product, trademark, company, or service names mentioned herein are the property of their respective owners.

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